EXHIBIT 8.1
SUBSIDIARIES
The following are our subsidiaries:

Company Name	Country of incorporation	Proportion of Ownership Interest
Telcosur S.A.	Argentina	99.98%
CTG Energía S.A.	Argentina	100.00%